Exhibit 99.1

Exhibit 99.1 - News Release – Fourth fiscal quarter ended September 26, 2021.

4600 E. 53rd St.

Davenport, IA 52807

www.lee.net

NEWS RELEASE

Lee Enterprises reports continued revenue and Adjusted EBITDA growth and strong fourth quarter results

Quarterly total operating revenue increase driven by 37% digital revenue growth

Adjusted EBITDA(1) grew for the third consecutive quarter

Digital-only subscribers grew 65% to over 400,000

Amplified revenue grew 71% in the quarter and totaled more than $41 million in 2021

DAVENPORT, Iowa (December 9, 2021) — Lee Enterprises, Incorporated (NASDAQ: LEE), a leading provider of high quality, trusted, local news, information and a major digital and subscription platform in 77 markets, today reported fourth quarter and year-to-date financial results(2) for the period ended September 26, 2021. On a GAAP basis, total operating revenue was $193.9 million and net income totaled $5.3 million in the fourth quarter.

“Our strong fourth quarter and full year results clearly demonstrate the significant progress we have made since we launched our Three Pillar Digital Growth Strategy in early 2021, positioning us with strong momentum in our digital transformation as we enter 2022,” said Kevin Mowbray, President and Chief Executive Officer. “Total operating revenue grew for the second straight quarter and totaled $193.9 million, driven by 71% growth in Amplified, our full-service digital marketing services agency, 28% growth in digital-only subscription revenue and 8% revenue growth at TownNews, our SaaS content platform. Total digital revenue increased 37% in the fourth quarter and now represents 34% of our total operating revenue,” Mowbray added.

“Almost 55% of our total operating revenue, representing $106 million, is subscription-based recurring revenue. Digital-only subscribers grew 65% compared to last year and 19% sequentially over the third quarter, with digital-only subscribers now totaling 402,000. Based on this strong performance, Lee remains the fastest growing digital subscription platform in local media,” Mowbray added.

“Total advertising and marketing services revenue increased 6% in the quarter driven by the continued growth of Amplified. Amplified continues to diversify and expand its suite of products for local advertisers.  We are providing robust custom video offerings, leveraging our relationships with local advertisers to build or enhance their e-commerce capabilities, and leveraging our first-party data to better monetize our digital inventory. Video continues to be a major growth driver, with revenue more than double that of last year as we better monetize our sponsorship and branded content. I couldn’t be more proud of our sales organization and the commitment they have shown to our growth strategy and delivering value to advertisers,” Mowbray added.

Tim Millage, Vice President, Chief Financial Officer and Treasurer, added, “In fiscal 2021, we made excellent progress on strengthening our balance sheet and reducing costs, while continuing to provide readers with high quality local journalism. We realized $112 million in cost synergies from the BH Media(3) acquisition, exceeding our target. We also de-risked our pension plans which are now in the aggregate fully funded. We also paid down $55.7 million in debt in fiscal 2021, reducing our net leverage to 3.9x adjusted EBITDA."

FOURTH QUARTER HIGHLIGHTS:

•	Total operating revenue increased for the second consecutive quarter.
•

Subscription revenue totaled $87.8 million, a 1.6% decrease compared to the prior year. Digital-only subscriptions at the end of the quarter totaled 402,000, or up 65% compared to the same period last year.

•

Audiences remain strong in both print and digital due to our focus on relevant news in our local markets. Monthly average page views totaled 393 million and monthly average unique visitors totaled 50 million.

•	Revenue at TownNews, our SaaS content platform, increased 8% in the fourth quarter and revenue for the full year totaled $27.2 million.
•

Total digital revenue, including digital advertising, digital subscription and digital services revenue, was $66.5 million and represented 34% of total operating revenue. Total digital revenue increased 37% in the quarter.

•	Amplified revenue totaled $12.0 million in the quarter, a 71% increase from the same quarter last year. Video revenue in the quarter grew to $2.1 million, a 213% increase over last year.
•

Operating expenses totaled $181.9 million and Cash Costs(1) were up 2% in the quarter as a result of the one-time costs measures taken in last year as a result of the pandemic as well as investments in talent and technology made in 2021 to fuel digital growth. Since completing the acquisition of BH Media publications in March 2020, we achieved $112 million of cash cost synergies, exceeding our target for 2021.

•	Net income totaled $5.3 million and Adjusted EBITDA totaled $25.8 million, both up over the prior year quarter.

FISCAL YEAR 2021 HIGHLIGHTS:

•

Total operating revenue was $794.6 million compared to $618.0 million last year, reflecting the acquisition of BH Media and Buffalo(3). On a pro forma basis, total operating revenue was down 3% to last year.

•	Subscription revenue totaled $357.7 million, a 1% increase compared to the prior year on a pro forma(4) basis.
•	Total advertising revenue was $369.3 million, a 6% decrease compared to last year on a pro forma basis.
•	Revenue at TownNews increased 9% compared to last year.
•

Total digital revenue, including digital advertising, digital subscription and digital services revenue, was $253.5 million and represented 32% of total operating revenue. Total digital revenue increased 34% on a pro forma basis.

•	Amplified revenue totaled $41.6 million for the year, a 43% increase compared to last year. Video revenue for the year grew to $8.1 million, a 157% increase over last year.
•	Operating expenses totaled $744.5 million and Cash Costs on a pro forma basis were down 2.7%.
•

Due to changes in one of our employee contracts, we recognized a $23.8 million noncash curtailment gain associated with elimination of retiree medical benefits. Additionally, we recognized a $12.9 million liability associated with the withdrawal from various multi-employer pension plan. Payments toward the liabilities will be made over 20 years.

•	Net Income totaled $24.8 million and Adjusted EBITDA totaled $116.6 million.

DEBT AND FREE CASH FLOW

On March 16, 2020, the Company closed on the comprehensive refinancing of all of its outstanding debt. The $576 million in financing has a fixed annual interest rate of 9.0%, mandatory payments based on the Company's Excess Cash Flow(5), no financial performance covenants and a 25-year maturity.

As of the 52 weeks ended September 26, 2021:

•	The principal amount of debt outstanding totaled $482.6 million.
•	Cash on the balance sheet totaled $26.1 million. Debt, net of cash on the balance sheet, totaled $456.5 million.
•	Excess Cash Flow for the fourth quarter totaled $6.1 million and was used to repay debt in the first quarter of 2022.
•	Capital expenditures totaled $2.1 million in the 13 weeks ended September 26, 2021 and totaled $7.5 million for the full fiscal year. For FY2022, we expect capital expenditures to total $12 million.
•	Cash paid for income taxes totaled $7.6 million in 2021, in line with previous guidance.
•

We made no pension contributions in the fourth quarter and contributed $965,000 for FY2021. As our pension plans are fully funded in the aggregate, we do not expect any material pension contributions in FY2022.

CONFERENCE CALL INFORMATION

As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay two hours later. Several analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. The call also may be monitored on a listen-only conference line by dialing (toll free) 800-309-1256 and entering a conference passcode of 251592 at least five minutes before the scheduled start. Participants on the listen-only line will not have the opportunity to ask questions.

ABOUT LEE

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee's newspapers have average daily circulation of 1.0 million, and our legacy websites, including acquisitions, reach more than 47 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on the NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Revenues may continue to diminish or declines in revenue could accelerate as a results of the COVID-19 pandemic;
•	Revenues may continue to be diminished longer than anticipated as a result of the COVID-19 pandemic;
•	The COVID-19 pandemic may result in material long-term changes to the publishing industry which may result in permanent revenue reductions for the Company and other risks and uncertainties;
•	We may experience increased costs, inefficiencies and other disruptions as a result of the COVID-19 pandemic;
•	We may be required to indemnify the previous owners of BH Media or Buffalo for unknown legal and other matters that may arise;
•	Our ability to manage declining print revenue and circulation subscribers;
•	That the warrants issued in our 2014 refinancing will not be exercised;
•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•	Changes in advertising and subscription demand;
•	Changes in technology that impact our ability to deliver digital advertising;
•	Potential changes in newsprint, other commodities and energy costs;
•	Interest rates;
•	Labor costs;
•	Significant cyber security breaches or failure of our information technology systems;
•	Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•	Our ability to maintain employee and customer relationships;
•	Our ability to manage increased capital costs;
•	Our ability to maintain our listing status on NASDAQ;
•	Competition; and
•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements.  Statements regarding our plans, strategies, prospects and expectations regarding our business and industry, including statements regarding the impacts that COVID-19 pandemic and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact:

IR@lee.net

(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	13 Weeks Ended	13 Weeks Ended		52 Weeks Ended	52 Weeks Ended
(Thousands of Dollars, Except Per Share Data)	September 26 2021	September 27 2020	Percent Change	September 26 2021	September 27 2020	Percent Change

Advertising and marketing services	89,957	85,229	5.5	369,283	289,655	27.5
Subscription	87,823	89,284	(1.6)	357,713	268,285	33.3
Other	16,132	17,253	(6.5)	67,653	60,064	12.6
Total operating revenue	193,912	191,766	1.1	794,649	618,004	28.6
Operating expenses:
Compensation	80,848	78,693	2.7	330,896	243,023	36.2
Newsprint and ink	7,553	7,614	(0.8)	29,775	24,243	22.8
Other operating expenses	81,848	80,637	1.5	325,597	259,382	25.5
Cash Costs	170,249	166,944	2.0	686,268	526,648	30.3
Total Operating Revenue less Cash Costs	23,663	24,822	(4.7)	108,381	91,356	18.6
Depreciation and amortization	9,047	10,937	(17.3)	42,841	36,133	18.6
Assets loss (gain) on sales, impairments and other, net	1,276	(250)	NM	8,214	(5,403)	NM
Restructuring costs and other	1,302	7,329	(82.2)	7,182	13,751	(47.8)
Operating expenses	181,874	184,960	(1.7)	744,505	571,129	30.4
Equity in earnings of associated companies	1,510	(370)	NM	6,412	3,403	88.4
Operating income	13,548	6,436	NM	56,556	50,278	12.5
Non-operating income (expense):
Interest expense	(10,644)	(12,366)	(13.9)	(44,773)	(47,743)	(6.2)
Debt financing and administrative costs	—	(101)	NM	—	(11,966)	NM
Curtailment gain	—	—	-	23,830	—	NM
Pension withdrawal cost	—	—	-	(12,862)	—	NM
Other, net	2,507	8,965	(72.0)	9,296	12,274	(24.3)
Non-operating expenses, net	(8,137)	(3,502)	NM	(24,509)	(47,435)	(48.3)
Income before income taxes	5,411	2,934	84.4	32,047	2,843	NM
Income tax expense (benefit)	109	4,195	(97.4)	7,215	4,104	75.8
Net income (loss)	5,302	(1,261)	NM	24,832	(1,261)	NM
Net income attributable to non-controlling interests	(510)	(523)	(2.5)	(2,047)	(1,845)	10.9
Income (loss) attributable to Lee Enterprises, Incorporated	4,792	(1,784)	NM	22,785	(3,106)	NM

Earnings per common share:
Basic	0.83	0.10	NM	3.99	(0.55)	NM
Diluted	0.75	0.10	NM	3.91	(0.55)	NM

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to net income, its most directly comparable GAAP measure:

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
(Thousands of Dollars)	September 26 2021	September 27 2020	September 26 2021	September 27 2020

Net Income (loss)	5,302	(1,261)	24,832	(1,261)
Adjusted to exclude
Income tax expense	109	4,195	7,215	4,104
Non-operating expenses (income), net	8,137	3,502	24,509	47,435
Equity in earnings of TNI and MNI	(1,510)	370	(6,412)	(3,403)
Assets loss (gain) on sales, impairments and other, net	1,276	(250)	8,214	(5,403)
Depreciation and amortization	9,047	10,937	42,841	36,133
Restructuring costs and other	1,302	7,329	7,182	13,751
Stock compensation	215	252	854	1,051
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,896	300	7,317	4,764
Adjusted EBITDA	25,774	25,374	116,552	97,171

NOTES

(1)	The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:

•

Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is also a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus nonoperating expenses, income tax expense (benefit), depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI and curtailment gains.

• Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Generally, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.

(2)

This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.

(3)

On March 16, 2020 (the Closing Date), the Company closed the acquisition of the newspaper assets of BH Media Group ("BH Media") and the stock of The Buffalo News, Inc. ("Buffalo"). Legacy Lee refers to the operating assets and results of operations of the Company prior to the Closing Date, and is synonymous with same store results.

(4)	Due to the BH Media acquisition, our basis of presentation includes (i) our actual GAAP results, which reflect a full quarter of Lee Legacy(3), BH Media(3) and Buffalo(3) and year to date period of Legacy Lee and 28 weeks of results of BH Media and Buffalo, (ii) pro forma results, which reflect the consolidated operations, adjusted as if Lee had owned BH Media and Buffalo for the entire period presented, and (iii) Adjusted EBITDA(1), which is our non-GAAP measure of operating results, calculated based on actual results (with 28 weeks included in the 52 weeks ended September 27, 2020) and on a pro forma basis (assuming BH Media and Buffalo were owned for the entire period).

(5)	The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.

(6)	TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.